Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our reports dated June 15, 2016 (except Note 2(a) as to which the date is            ), in the Registration Statement and related Prospectus of Azure Power Global Limited for the registration of equity shares.

Ernst & Young Associates LLP

Gurgaon, India

June 15, 2016

The foregoing consent is in the form that will be signed upon the completion of the stock split of equity shares described in Note 2(a) to the financial statements.

/s/ Ernst & Young Associates LLP

Gurgaon, India

June 15, 2016